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As filed with the Securities and Exchange Commission on February 26, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Q2 Holdings, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7372 (Primary Standard Industrial Classification Code Number)	20-2706637 (IRS Employer Identification No.)

13785 Research Blvd, Suite 150
Austin, Texas 78750
(512) 275-0072
(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Matthew P. Flake
President and Chief Executive Officer
Q2 Holdings, Inc.
13785 Research Blvd, Suite 150
Austin, Texas 78750
(512) 275-0072
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:
John J. Gilluly III, P.C. Anna M. Denton DLA Piper LLP (US) 401 Congress Avenue, Suite 2500 Austin, Texas 78701 (512) 457-7000	Barry G. Benton Senior Vice President, General Counsel Q2 Holdings, Inc. 13785 Research Blvd, Suite 150 Austin, Texas 78750 (512) 275-0072	J. Robert Suffoletta Wilson Sonsini Goodrich & Rosati, Professional Corporation 900 South Capital of Texas Highway Las Cimas IV, Fifth Floor Austin, Texas 78746 (512) 338-5400

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-202109

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer, ☐	Accelerated filer, ☐	Non-accelerated filer ☒ (do not check if a smaller reporting company)	or	Smaller reporting company. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Common Stock, par value $0.0001	647,676	$19.75	$12,791,601	$1,486.39

(1)
Represents only the additional number of shares being registered and includes 84,479 additional shares of common stock that the underwriters have the option to purchase. This does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-202109).

(2)
The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price. The Registrant previously registered securities with an aggregate offering price not to exceed $107,010,222 on a Registration Statement on Form S-1 (File No. 333-202109), which was declared effective by the Securities and Exchange Commission on February 26, 2015. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $12,791,601 are hereby registered, which includes shares subject to the underwriters' option to purchase additional shares.

          This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act.

 EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Q2 Holdings, Inc. ("Registrant") is filing this registration statement with the Securities and Exchange Commission ("Commission"). This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1, as amended (File No. 333-202109) ("Prior Registration Statement"), and which the Commission declared effective on February 26, 2015.

        The Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock to be registered for sale by the selling stockholders by 647,676 shares. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference in this filing.

        The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas on the 26th day of February, 2015.

Q2 HOLDINGS, INC.
By:	/s/ MATTHEW P. FLAKE Matthew P. Flake President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ MATTHEW P. FLAKE Matthew P. Flake	President, Chief Executive Officer (Principal Executive Officer) and Director	February 26, 2015
/s/ JENNIFER N. HARRIS Jennifer N. Harris	Chief Financial Officer (Principal Financial and Accounting Officer)	February 26, 2015
* R. H. "Hank" Seale, III	Executive Chairman of the Board of Directors	February 26, 2015
* Michael M. Brown	Director	February 26, 2015
* Jeffrey T. Diehl	Director	February 26, 2015
* Charles T. Doyle	Director	February 26, 2015
* Michael J. Maples, Sr.	Director	February 26, 2015
* James R. Offerdahl	Director	February 26, 2015
* Carl James Schaper	Director	February 26, 2015

*By:	/s/ MATTHEW P. FLAKE Matthew P. Flake Attorney-in-Fact

 EXHIBIT INDEX

Exhibit Number	Description
5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24.1	Power of Attorney (see page II-4 to the original filing of this registration statement on Form S-1 (File No. 333-202109))

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EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SIGNATURES
EXHIBIT INDEX